Exhibit 10.5

TWO HARBORS investment corp.

2021 EQUITY INCENTIVE PLAN

Common STOCK AWARD AGREEMENT

This COMMON STOCK AWARD AGREEMENT (this “Agreement”) is made and entered into by and between Two Harbors Investment Corp., a Maryland corporation (the “Company”), and _________ (the “Grantee”), as of the _____ day of ______, 20____ (the “Grant Date”).

WHEREAS, the Company maintains the Two Harbors Investment Corp. 2021 Equity Incentive Plan (the “Plan”);

WHEREAS, the Grantee is [a/an] _________ of the Company and, therefore is an Eligible Person under the Plan;

WHEREAS, the Board of Directors has approved and authorized the Company to award the Grantee _________ shares of Common Stock of the Company;

WHEREAS, in accordance with the Plan, the Company’s Board of Directors has determined that it is in the best interests of the Company and its stockholders to grant the award of Common Stock to the Grantee, subject to the terms and conditions set forth below; and

WHEREAS, any capitalized terms not otherwise defined in this Agreement shall have the meaning set forth in the Plan.

NOW, THEREFORE, IT IS HEREBY AGREED AS FOLLOWS:

1.	Grant of Common Stock.

The Company hereby grants the Grantee _________ shares of Common Stock (the “Shares”) of the Company, subject to the terms and conditions set forth in this Agreement and the Plan. The Plan is incorporated herein by reference as though set forth herein in its entirety. To the extent such terms or conditions conflict with any provision of the Plan, the terms and conditions set forth in the Plan shall govern.

2.	Conditions.

The Shares awarded pursuant to this Agreement and the Plan shall be deemed to be fully vested as of Grant Date. Except as otherwise provided in the Plan, the Grantee shall have, in respect of the Shares, all of the rights of a stockholder of the Company, including the right to vote the Shares and the right to receive dividends.

3.	Tax Liability and Withholding.

(a)	The Grantee shall be required to pay to the Company, and the Company shall be entitled to deduct from any payments or compensation paid to the Grantee, the amount of any required withholding taxes in respect of the Shares and take all such other action as it determines necessary to satisfy all obligations for the payment of such withholding taxes or otherwise required by law. The Company has the right (but not the obligation) to satisfy the payment of income, employment, social insurance, payroll tax, fringe benefit tax, payment on account or other tax-related items related to the Grantee’s participation in the Plan and legally applicable to the Grantee (“Tax-Related Items”) by (i) withholding from proceeds of the sale of Shares through a sale arranged by the Company (on the Grantee’s behalf pursuant to this authorization without further consent), (ii) requiring the Grantee to pay cash, (iii) withholding from any cash compensation payable to the Grantee by the Company, and/or (iv) reducing the number of Shares otherwise deliverable to the Grantee.

(b)	Notwithstanding any action the Company takes with respect to any Tax-Related Items, the ultimate liability for all Tax-Related Items is and remains the Grantee’s responsibility and the Company (i) makes no representation or undertakings regarding the treatment of any Tax-Related Items in connection with the grant of the Shares or the subsequent sale of any Shares, and (ii) does not commit to structure the issuance of the Shares to reduce or eliminate the Grantee’s liability for Tax-Related Items.

4.	Miscellaneous.

(a)	Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF MARYLAND, WITHOUT REGARD TO ANY PRINCIPLES OF CONFLICT OF LAWS WHICH COULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF MARYLAND.

(b)	Captions. The captions of this Agreement are not part of the provisions hereof and shall have no force or effect.

(c)	Amendments. This Agreement may not be amended or modified except by a written agreement executed by the parties hereto or their respective successors and legal representatives.

(d)	Severability. The invalidity or unenforceability of any provision of this Agreement or the Plan shall not affect the validity or enforceability of any other provision of this Agreement, and each provision of the Agreement and the Plan shall be severable and enforceable to the extent permitted by law.

(e)	Interpretation and Administration. The Committee may make such rules and regulations and establish such procedures for the administration of this Agreement as it deems appropriate. Without limiting the generality of the foregoing, the Committee may interpret the Plan and this Agreement, with such interpretations to be conclusive and binding on all persons and otherwise accorded the maximum deference permitted by law, provided that the Committee’s interpretation shall not be entitled to deference on and after a Change of Control except to the extent that such interpretations are made exclusively by members of the Committee who are individuals who served as Committee members before the Change of Control and take any other actions and make any other determinations or decisions that it deems necessary or appropriate in connection with the Plan, this Agreement or the administration or interpretation thereof. In the event of any dispute or disagreement as to interpretation of the Plan or this Agreement or of any rule, regulation or procedure, or as to any question, right or obligation arising from or related to the Plan or this Agreement, the decision of the Committee, except as provided above, shall be final and binding upon all persons.

(f)	Notices. All notices hereunder shall be in writing and, if to the Company or the Committee, shall be delivered to the Board or mailed to its principal office, addressed to the attention of the Board; and if to the Grantee, shall be delivered personally, sent by facsimile transmission, or mailed to the Grantee at the address appearing in the records of the Company. Such addresses may be changed at any time by written notice to the other party given in accordance with this Section 4(f). Notices may also be given electronically pursuant to such rules and procedures as the Committee may adopt for electronic notice.

(g)	No Waiver. The failure of the Grantee or the Company to insist upon strict compliance with any provision of this Agreement, or to assert any right the Grantee or the Company, respectively, may have under this Agreement, shall not be deemed to be a waiver of such provision or right or any other provision or right of this Agreement.

(h)	No Right of Employment. Nothing in this Agreement shall confer on the Grantee any right to continue in the employ or other service of the Company or its Subsidiaries or interfere in any way with the right of the Company or its Subsidiaries and its stockholders to terminate the Grantee’s service at any time.

(i)	Clawback. The Shares are subject to the clawback and forfeiture provisions of Section 24 of the Plan and any clawback or forfeiture policy that may be adopted by the Board or the Committee as may be amended from time to time (“Compensation Recovery Policy”). The Company hereby incorporates into this Agreement the terms of the Compensation Recovery Policy.

(j)	Entire Agreement; Counterparts. This Agreement, subject to the terms and conditions of the Plan, contains the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements, written or oral, with respect thereto. The Agreement may be executed in counterparts, each of which shall be deemed and original but all of which together will constitute one and the same instrument. Counterpart signature pages transmitted by facsimile transmission, electronic mail or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document will have the same effect as physical delivery of the paper document bearing an original signature.

(k)	Acceptance. The Grantee hereby acknowledged receipt of a copy of the Plan and this Agreement. The Grantee has read and understands the terms and provisions thereof and accepts the Shares subject to all the terms and conditions of the Plan and this Agreement. The Grantee acknowledges that there may be adverse tax consequences upon the issuance or the subsequent disposition of the Shares, and that the Grantee has been advised to consult a tax advisor in connection with such issuance or disposition.

(l)	Section 409A.

(i)       If any provision of this Agreement could cause the application of an accelerated or additional tax under Section 409A of the Code upon the issuance or disposition of the Shares (or any portion thereof), such provision shall be restructured, to the minimum extent possible, in a manner determined by the Company (and reasonably acceptable to the Grantee) that does not cause such an accelerated or additional tax. It is intended that all provisions of this Agreement shall not be subject to Section 409A of the Code by reason of the short-term deferral rule under Treas. Reg. Section 1.409A-1(b)(4), and this Agreement shall be interpreted accordingly.

(ii)        With respect to any payment of Shares under this Agreement that is subject to Section 409A of the Code, if the Grantee is determined by the Company to be a “specified employee” within the meaning of Section 409A(a)(2)(B)(i) of the Code and any of the Company’s stock is publicly traded on an established securities market or otherwise, such payment or distribution may not be made before the date which is six months after the issuance date.

(iii)        The Board and the Committee shall exercise authority and discretion under the Plan and this Agreement, to satisfy the requirements of Section 409A of the Code or any exemption thereto. Provided, however, that neither the Board nor the Committee shall be liable to any Grantee for the failure of any provision of this Agreement to comply with Section 409A of the Code, including, but not limited to, liability for any taxes or penalties associated with the failure to comply with Section 409A of the Code.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company and the Grantee have executed this Common Stock Award Agreement as of the day and year first above written.

TWO HARBORS INVESTMENT CORP.
By:
Name:
Title:

Grantee:

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